UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 25, 2008
Apollo Group, Inc.
(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4615 East Elwood Street, Phoenix,		85040
Arizona

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (480) 966-5394
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1
EX-99.1

Section 2 — Financial Information

Item 2.02	Results of Operations and Financial Condition.
     On March 27, 2008, we issued a press release regarding selected financial results for our fiscal quarter ended February 29, 2008. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”).
Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
(e) Amendment to 2000 Stock Incentive Plan.
     On March 25, 2008, our Class B shareholders approved an amendment to our Amended and Restated 2000 Stock Incentive Plan (the “Plan”) to increase by 5,000,000 the number of shares of our Class A common stock available for issuance under the Plan. Our Board of Directors approved this amendment on March 24, 2008.
     The Plan, as amended, is filed with this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed or furnished herewith:

Exhibit Number	Description

10.1	Apollo Group, Inc. Amended and Restated 2000 Stock Incentive Plan

99.1	Text of press release issued by Apollo Group, Inc. dated March 27, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.
March 27, 2008	By:	/s/ Brian L. Swartz
		Name:	Brian L. Swartz
		Title:	Senior Vice President of Finance and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

10.1	Apollo Group, Inc. Amended and Restated 2000 Stock Incentive Plan

99.1	Text of press release issued by Apollo Group, Inc. dated March 27, 2008